Exhibit 99.1

NXT-ID CHANGES NAME AND SYMBOL TO LOGICMARK

The move reflects the company’s new focus on the care economy platform and technology

Louisville, Ky., Mar. 1, 2022 – NXT-ID, Inc. announced today a name change to LogicMark, Inc. LogicMark was a company acquired by NXT-ID in 2016 and brought with it innovations in the personal emergency response systems (PERS) space. Shares will begin trading under the symbol LGMK on the Nasdaq Stock Market on March 2, 2022.

The name change emphasizes the company’s commitment to modernizing remote monitoring to help people stay safe and live independently longer. The PERS market is expected to grow 7.5% by 2025 according to a recent study. One in five Americans is expected to be over the age of 65 by 2030, according to the United States Census bureau. By 2060 the aging population is expected to more than double.

“Care technology has always been at the heart of this company and is the future of developing our Caring-Platform-as-a-Service (CPaaS),” said Chia-Lin Simmons, CEO of LogicMark. “It represents an entirely new ecosystem. We see this as the perfect time to reflect this change in our name.”

The company’s name change follows several major achievements. In 2021, LogicMark (then NXT-ID) hired Chia-Lin Simmons (former Google, Audible/Amazon executive) as the company’s new CEO. Additionally, the company announced capital raises totaling $16.4 million in the same year. Several high-level executives have joined the company recently, including financial consultant Mark Archer (former CEO, SmartBee Controllers) as CFO, IoT and AI specialist Rafael Saavedra (former CTO, Drive Time Metrics) as VP of Engineering, and Sherice Torres (former CMO, Novi at Meta Company) as a new board member.

To date, LogicMark has supplied more than half a million PERS devices to seniors, veterans and loved ones–providing them with the confidence to live confidently and independently at home for as long as possible. The company provides these devices to U.S. veterans at no charge through the Veterans Health Administration Medical Centers and outpatient clinics. The U.S. government awarded LogicMark a GSA contract in July 2021, enabling the company to partner with federal, state and local governments to widen the distribution of its products.

About LogicMark

LogicMark, Inc. (formerly NXT-ID) provides personal emergency response systems (PERS), health communications devices and IoT technologies to create a connected care platform. The company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point that everyday consumers could afford. LogicMark’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors. The company was recently awarded a contract by the U.S. General Services Administration that enables the company to distribute its products to federal, state and local governments. For more information, visit LogicMark.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect LogicMark’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding LogicMark’s successful execution of its business strategy. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target,” “intend” and “expect” and similar expressions, as they relate to LogicMark or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to LogicMark and are subject to a number of risks, uncertainties, and other factors that could cause LogicMark’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

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